Exhibit 99.1

Transcript of Universal Music Group Management Video for PSTH

Shareholders

Sir Lucian Grainge	Make no mistake about it: the performance is exceptional.

Text Graphic	10 of the Top 10 Global Artists of 2020 4 of the Top 5 Artists of 2020 on Spotify UMG Artists Streamed > 4 Trillion Times Revenue + 45% Over the Last 5 Years

Sir Lucian Grainge Chairman & CEO, Universal Music Group	These metrics are a clear and measurable sign of our success, but metrics alone don’t define our success.

That’s because, even though we are the leading music company in the world, our ambition as a company – and our ability to grow and accelerate our artists’ careers – transcends music.

CHAPTER HEADING	SHAPING CULTURE THROUGH THE POWER OF ARTISTRY

Sir Lucian Grainge	Everyone in this company, all throughout the world, is united by one single goal: to shape culture through the power of artistry.

Eric Hutcherson EVP, Chief People & Inclusion Officer, UMG	What I find special about UMG is the fact that it’s such a creative organization. It’s the mix of creativity and operational excellence, in one organization.

Jody Gerson Chairman & CEO, Universal Music Publishing Group	We have succeeded because of our culture, which places songwriters first and promotes a winning mentality, with each of our employees working aggressively, pursuing the best writers and iconic catalogs, and providing them with services that are simply unmatched.

Sir Lucian Grainge	And that’s not just limited to songs or recordings.

Music will always be at our core, but we collaborate with our artists even beyond music to seize new opportunities; create new products; and provide new services and music-based experiences. This is what fuels our ability to grow and to nurture an artist’s career.

CHAPTER HEADING	A CULTURE OF INVENTION

Sir Lucian Grainge	The ultimate key to our success is our unique culture – a mix of “independent entrepreneurialism” and “strength through unity.” We are simultaneously “many” and at the same time “one.”

Our process is an inventive one. Most companies try to standardize the way they do things. But UMG isn’t “most companies.”

CHAPTER HEADING	EYE TOWARDS OPPORTUNITY

Sir Lucian Grainge	It’s become quite fashionable to invest in music today. But it wasn’t so long ago that there were doomsayers proclaiming, “This is the beginning of the end… The music industry is done for.”

I never believed it. The best way to prevent your business from being disrupted is to create a culture that thrives on disruption.

This was not the time to withdraw and bury your head in the sand. We doubled down and invested for the future. We increased our A&R spending and made a deal to purchase EMI.

Jeffrey Harleston General Counsel & EVP, Business & Legal Affairs, UMG	I mean, everyone thought we were way off-base – and that Lucian was perhaps the most off-base. But it paid off. The EMI acquisition provided us with once-in-a-lifetime recordings, which included the Beatles. Perhaps you’ve heard of them?

So against that backdrop, we believed that if we continue to invest in artists, build the greatest content, structure and management team in the industry, we could focus on actively creating new opportunities in the digital world and open previously untapped new markets.

CHAPTER HEADING	FULL STREAM AHEAD

Sir Lucian Grainge	All of this meant that we had to embrace new ways of monetizing music, looking at companies such as Spotify not as threats or anomalies, but as platforms that could have global appeal.

Boyd Muir EVP, Chief Financial Officer & President of Operations	We were able to change the financial profile of the music business from a “volatile,” hit-driven business to a business that generates continuous revenue from paid subscriptions – thereby monetizing ongoing consumption rather than a single one-time transaction.

The most important metric is no longer individual sales, but lifetime customer value.

Jeffrey Harleston	We’ve created mutually beneficial relationships with Spotify, Amazon, Apple, and YouTube, creating new opportunities to monetize our music far more and far better than ever before.

Lucian Grainge	And, we were the first music company to create a commercial partnership with the world’s largest social platform: Facebook. And once we were able to create a commercial model in the social category, we were able to bring in other players in the space including Tik Tok.

Boyd Muir	Advancements in technology enable us to reach and monetize an audience on a scale just not possible with physical transactions. From a financial standpoint this brings opportunities for us to develop new business models, and revenue streams.

UMG’s financial execution against our strategic vision has generated terrific results. We have now had six consecutive years of growth. From a financial perspective, the shift to streaming drives better visibility, creating predictable, recurring, long-term revenue, without the same cost base as a traditional physical transaction business.

Michael Nash EVP, Digital Strategy, UMG	Our digital strategy can be summarized in a few words: drive growth… promote competition… and foster innovation… while placing foremost priority on advancing the objectives of our artists.

Our strategic focus on driving competition in the marketplace is paying dividends, with rising competition from well-funded tech platforms working closely with Universal on innovative new product offerings.

Over the past five years, while UMG’s recorded music digital revenues have risen at a compound annual growth rate of nearly 17%, our streaming revenue has more than quadrupled, as we’ve partnered with a host of new platforms to transform the music industry.

Jeffrey Harleston	It’s very clear that when it comes to driving subscription retention and growth, our current hits and our catalog are indispensable.

Michael Nash	Gone are the days when a single service garnered most of the marketplace’s digital revenue.

We’re working to harness new opportunities in sectors spanning voice, livestreaming, spatial audio, automotive, gaming, social, health and wellbeing, and other emerging categories.

CHAPTER HEADING	INTELLIGENCE DRIVEN BUSINESS

Sir Lucian Grainge	We invest in, and partner with, artists beginning early in their careers. Then we add our expertise in marketing and promoting artists on a global scale.

Then layer-on our unparalleled access to data, and our ability to leverage more aggregate data than any other label or platform, and can you see why we consistently break more artists than any other company in the world.

Mitchell Shymansky VP, Data & Analytics, UMG	The days of simply “putting stuff out there and seeing what sticks” are over.

We live in the attention economy, which requires us to develop an ongoing relationship with music fans and drive sustained engagement with our music over time.

We do this by using our data to target new audiences and tailor our message with surgical precision.

Gabriela Lopes SVP Global Insight, UMG	The core function of the Global Insight team is to bring the voice of the consumer into every conversation that we have, internally and with our artists. Understanding our consumers, how they interact with our artists, how they interact with technology, and how they interact with each other, is the first order of the day for us.

Insight and strategy are deeply linked – everything that we do is aimed at informing the path ahead.

CHAPTER HEADING	POWER OF THE SONG - UNIVERSAL MUSIC PUBLISHING GROUP
Jody Gerson	Universal Music Publishing Group is the publisher of choice for the world’s greatest songwriters and artists. it is no surprise that we have signed and re-signed some of the most successful songwriters in the world, from every imaginable genre and from every recording label.

Elton John and Bernie Taupin, Billy Joel, Carly Simon, Prince, U2, and countless others.

In addition to our roster of world class songwriters, UMPG is also the leading publisher for the world’s biggest film and television studios.

You may have heard about the landmark catalogue acquisition we made last year by buying Nobel Prize-winning songwriter Bob Dylan’s catalogue of over 600 songs. It is a great privilege and responsibility to have been chosen to represent the work of one of the greatest songwriters in history. At UMPG, we understand not only the current value of these catalogues, but how to increase and amplify their value for years to come.

CHAPTER HEADING	BRINGING MUSIC TO SCREENS

Michele Anthony EVP, UMG	We no longer want to merely license our content. Universal Music Group is uniquely positioned to draw on a goldmine of narratives.

Jody Gerson

In 2017, we relaunched Polygram Entertainment to accelerate our global film and television strategy; developing, producing, and financing a wide array of projects, including documentaries and original scripted TV series.

Our incredible projects include “The Bee Gees: How Can You Mend a Broken Heart,” “The Go-Go’s,” “Pavarotti,” and Emmy award nominated “Beastie Boys Story” from director Spike Jonze.

CHAPTER HEADING	REDEFINING THE ROLE OF THE LABEL

Jeffrey Harleston	So when we hear people say, “you don’t need a label,” or “just release the stuff on your own,” those statements are based on an outdated view of what music labels actually do. And that’s just not Universal Music Group.

Sir Lucian Grainge	It’s about investing in our artists’ success. Yes, we invest more, and we invest smarter than anyone else in the industry. But this isn’t just simply about financing an artist.

It’s about our networks, our relationships, our history, our catalogs, our experience, our vision, our demonstrated ability to consistently turn art into a hit – and a hit into a career. And that’s something that just can’t simply be replicated.

Our teams support each other, but they operate independently; they have the freedom to invent. It’s this “internal competition” that drives our continuous growth and helps us lead the market.

Competition drives innovation and innovation drives the market.

John Janick Chairman & CEO, Interscope Geffen A&M	At Interscope Geffen A&M entrepreneurial spirit is deep in our DNA. Leading with the excellence and authenticity of the world’s most unique artists and leveraging the strategy and execution of a driven executive team, IGA is a multi-genre creative leader.

Our work with Billie Eilish is a shining example of our commitment to artist development. We knew she was an incredibly special artist and that it would be important to lay out a 3-year strategy to support her development. We gave her the time to write, to record and to find her voice.

We partnered with Bravado on her merchandise and UMPG on her publishing. While we built her here in the U.S., abroad we tapped into UMG’s global reach, local expertise and network of relationships, while forming brand partnerships around the world.

When the 2020 GRAMMYs came along, she won five awards, becoming the youngest solo artist in history to sweep the top honors including her “Album of the Year” win. Billie is now a true global star, with her most recent album selling nearly 18 million album equivalents around the world.

Monte Lipman Founder/CEO, Republic Records	When people ask me what makes Republic great, the answer is quite simple, brilliant music, incredible artists, and a team of executives who help our artists achieve their highest potential.

Avery Lipman Founder/President & COO, Republic Records	Republic currently holds 1, 2 and 3 of the all-time top streaming debuts in the history of our industry. This business is about change and growth. We remain committed to exploring innovative and new technologies as they emerge. So Republic can continue to be a market leader.

Jeff Vaughn Chairman & CEO, Capitol Music Group	CMG is home to a diverse array of artists, from true global superstars to exciting new artist breakthroughs and developing talent.

Michelle Jubelirer President & COO, Capitol Music Group	We are headquartered in one of the world’s most iconic buildings - the Capitol Tower - and are leading CMG through one of its most successful eras.

Jeff Vaughn	Capitol Music Group encompasses several music labels, each with its own identity and approach to signing and developing artists.

This structure enables us to leverage each label’s unique brand and expertise across a variety of popular music genres.

Michelle Jubelirer	Dozens of artists call Capitol Music Group home, and our family of colleagues and co-workers are some of the most skilled, knowledgeable and passionate music professionals in our industry.

Ethiopia Habtemariam Chair & CEO, Motown Records	Motown is a beacon of transformative, inter-generational success. We have introduced some of history’s most iconic artists and music.

And still, Motown Records continues to define, lead and drive global culture every day.

What defines us… what joins us together… is what’s woven into the fabric of Motown. Cultivating the sound of youth culture; supporting the dreams of black artists; and inspiring, empowering and uplifting entrepreneurs.

CHAPTER HEADING	CULTIVATING LIFELONG FANS

Bruce Resnikoff President & CEO, Universal Music Enterprises	At UMG, we have the world’s richest and largest music catalog. In fact, we were the first music company with a global division dedicated exclusively to managing and marketing catalog. Of course, since we began the catalog business has completely changed.

Originally, it was primarily about selling physical reissues of previously released albums. Now, it’s primarily about engaging fans and keeping them engaged.

CHAPTER HEADING	A LEADER IN THE WORLD’S LARGEST MUSIC MARKETS

David Joseph Chairman & CEO, Universal Music UK and Ireland	Welcome to Abbey Road, the world’s most famous recording studio.
Songwriting and artistry have always been at the heart of this country and its cultural identity. With a creative identity reflected by the diversity of Universal Music UK’s record labels.

We’re less than one percent of the world’s population, but 11 percent of music consumed globally.

Olivier Nusse, CEO, Universal Music France and Universal Music Africa	I’m Olivier Nusse, CEO of Universal Music France and Universal Music West Africa. One of the main strengths of Universal Music France is the quality of its prestigious catalog enriched, decade after decade, since the beginning of the last century, and it continues today. Domestic productions are leading the market. In 2018, 2019, and 2020, 80% of the top 200 best-selling albums were French productions in French.
Our creative and label teams are the most attractive for new talent. Our local architecture is always backed up with innovative and powerful global support.

Frank Briegmann Chairman & CEO, Universal Music Central Europe & Deutsche Grammophon	Hi, my name is Frank and I’m currently managing a region that we call Central Europe.

Central Europe spans over 32 countries, with 480 million people, and 30 local languages. It’s a region that is very diverse, grows at scale, is extremely innovative, and gives us a tremendous opportunity.

Germans still like physical music products, and we have used the opportunity to build a flourishing ecommerce business.

The Nordics, for example - especially Norway and Sweden - are the most digitally advanced markets in the world.

Naoshi Fujikura President & CEO, Universal Music Japan

Japan has a very unique and attractive music market. Our physical market is the largest in the world, accounting for 71% of the total market, creating value added products that support fan engagement.

The streaming market is also expanding. The Japanese music market will become even more exciting in the future.

Jesús López, Chairman & CEO, Universal Music Latin America & Iberian Peninsula	Latin music is a driver of the explosion of Latin culture around the world. Universal Music Group is a pioneer in this segment of the market.

We create GTS, Global Talent Services company, 8 years ago. These artists put all the rights into the same basket. With us.

We develop new talents and we break new records. J Balvin is a good example. Karol G… Sebastián Yatra…

We are very proud that these artists work with us in all the aspects of the business.

CHAPTER HEADING	WITH AN EXPANDING GLOBAL REACH

Sir Lucian Grainge	In 2020, our international labels in the U.S., U.K., France, Germany and other major markets, released music from artists in Nigeria, South Africa, Turkey, India, China, Thailand, Japan and Korea, amongst others.

Within UMG we understand the importance of local A&R, especially in emerging markets, because as we have shown in recent years with the explosion of reggaeton from Latin America, and the popularity of K-pop outside of Korea and Asia, the next global hit can come from anywhere in the world - and that excites us.

Jeffrey Harleston	Over the past five years, UMG has led the industry by expanding our reach with new offices and teams operating across Africa, Asia, the Middle East, and North Africa - always keeping A&R and artists at the heart of future growth – reinforcing our commitment to discovering and breaking domestic talent locally, regionally and now globally.

Adam Granite EVP, Market Development, UMG	UMG is built around a culture of invention – creating new opportunities in areas that didn’t exist before. Nowhere is this more apparent than in our rapidly growing network of businesses around the world.

Sipho Dlamini CEO, Universal Music South Africa & Sub-Saharan Africa	Over the past five years, we’ve taken a holistic approach to expanding our operations in Africa.

We have introduced and launched both established and new label brands into the continent,

enhancing our digital, distribution and marketing services footprint across the continent.

Today an artist signed in Nigeria, Senegal or South Africa can seamlessly cross borders within the continent but can also appear on billboards in Times Square or on prime U.S. TV.

Devraj Sanyal MD & CEO, Universal Music India & South Asia	In India and South Asia, UMG has set the tone and led the transition away from the dominant Bollywood film music genre by focusing instead on growing the rapidly emerging non-film music and hip-hop genres – reinforcing the values of original artist culture.

Sunny Chang Chairman & CEO, Universal Music Greater China	China offers an incredible and unique opportunity, already the world’s seventh largest music market, and it’s growing quickly. We have expanded our domestic operation in mainland China over the same years. We opened the new UMPG publishing division, expanded our brand and commercial partnership divisions, signed a series of industry-leading licensing agreements with new partners and platforms, and launched several new label brands.

Adam Granite	With several new markets scheduled to launch in the coming months and years, our global footprint will continue to grow as we continue to support and grow artist culture around the world.

CHAPTER HEADING	EMPOWERING INDEPENDENTS & ENTREPRENUERS

Jacqueline Saturn President, Virgin Music Label & Artist Services

Some look at the music business and divide it into two camps: with the independent labels on one side and the majors on another. But at UMG, we think differently.

We are a critical partner to the independent community. I like to think of UMG as an accelerator for music’s most dynamic entrepreneurs and best independent artists.

That’s why we launched Virgin Music Label & Artist Services earlier this year. To deepen these long-term partnerships by demonstrating how we are delivering global success for the next generation of independent labels and artists.

Kevin “Coach K” Lee COO, Quality Control Music	We are entrepreneurs. Quality Control Music started as an independent record label. We partnered with Ethiopia and Motown Records to supercharge our growth and we have. They helped bring us creative support and expertise, UMG’s global platform and unparalleled network, relationships across entertainment and so much more. Together with Motown and UMG’s support, we have grown QC into a global entertainment company.

CHAPTER HEADING	AT THE CROSSROADS OF MUSIC & FASHION

Robbie Owens-Russo Global VP & Creative Director, Bravado	Fans today are looking for a deeper connection to the artists they love. That’s where Bravado comes in. It’s more than just merchandise – we’re able to give fans around the world unique experiences that bring them into an artist’s world.

Last year, when the pandemic prevented artists from connecting with fans in person, Bravado’s online sales became one of our fastest-growing merchandise sales channels.

But our ecommerce potential goes well beyond today’s business. We are driving towards our vision of a holistic, fan-centric program that complements our partner platforms.

Eric Hutcherson	You don’t come the music business just for a job or just for a paycheck. You come to the music business because it’s a way of life. And the people that are at UMG and in our business, we’ve accepted and we embrace and we love that way of life. It’s all about being able to make a difference in the world from the seats that we sit in. And I believe music is universal.

CHAPTER HEADING	WHAT IS UNIVERSAL?

All	Lifestyle Passion Independence Information Well-Being Teamwork

Jody Gerson	A great song is universal.

All	Creativity Entrepreneurs Data and analytics Inclusion Strategy Merch Digital innovation ... is universal Music... is universal.

Sir Lucian Grainge	We’re unified in our mission. It’s not just a company, it’s a culture. It’s a category of one.

We’ve only just begun.

[End of Video]

Important Additional Information and Where to Find It

This video transcript does not constitute an offer to sell or buy or the solicitation of an offer to buy or sell any securities.

The proposed transactions described in the Pershing Square Tontine Holdings, Ltd. (“PSTH”) investor presentation to which this video transcript relates (the “Proposed Transactions”) have not yet commenced, may proceed on materially different terms and may not occur at all. This communication is for informational purposes only. This communication is not a recommendation to buy, sell or exchange any securities, and it is neither an offer to purchase nor a solicitation of an offer to sell securities. The redemption tender offer and the warrant exchange offer (the “Offers”) will only be made pursuant to offers to purchase or exchange, letters of transmittal and related materials that will be filed with the applicable Schedule TO on the commencement date of each such offer. PSTH shareholders and warrant holders should read those materials carefully because they will contain important information, including the various terms of, and conditions to, the Offers. PSTH’s shareholders and warrant holders will be able to obtain free copies of those materials as well as the other documents that PSTH and the Special Purpose Rights Acquisition Company (“SPARC”) will be filing with the SEC, which will contain important information about PSTH, SPARC, the Offers and the Proposed Transactions, at the SEC’s website at www.sec.gov.

FORWARD-LOOKING STATEMENTS

This video transcript contains certain forward-looking statements within the meaning of the federal securities laws with respect to the Proposed Transactions, including statements regarding the benefits of the Proposed Transactions, the anticipated timing of the Proposed Transactions, the services offered by Universal Music Group B.V. (“UMG”) and the markets in which it operates. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including but not limited to: (i) the risk that the Proposed Transactions may not be completed in a timely manner or at all, or may be completed on terms materially different from those described herein, which may adversely affect the price of PSTH’s securities, (ii) the risk that the Proposed Transactions may not be completed by PSTH’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by PSTH, (iii) the failure to satisfy the conditions to the consummation of any aspect of the Proposed Transactions, (iv) the lack of a third party valuation in determining whether or not to pursue the Proposed Transactions, (v) the occurrence of any event, change or other circumstance that could give rise to the Proposed Transactions not occurring, (vi) the effect of the announcement or pendency of the Proposed Transactions on UMG’s business relationships, performance, and business generally, (vii) the outcome of any legal proceedings that may be instituted against PSTH, SPARC, Vivendi S.E., UMG or their respective directors or officers related announcement of the Proposed Transactions, (viii) the amount of the costs, fees, expenses and other charges related to the Proposed Transactions, (ix) the ability to maintain the listing of PSTH’s securities on NYSE or list on Nasdaq, (x) the price of PSTH’s securities may be volatile due to a variety of factors which may also include changes in UMG’s business and operations and in performance across its competitors, changes in laws and regulations affecting UMG’s business and changes in its capital structure as a result of the Proposed Transactions and its contemplated public listing, (xi) the ability to implement business plans, forecasts, and other expectations after the completion of the Proposed Transactions, and identify and realize additional opportunities, (xii) the amount of PSTH shares redeemed by PSTH’s public shareholders in the redemption tender offer or the number of warrants exchanged and PSTH shares issued in the warrant exchange offer, (xiii) possible variances between the historical financial information UMG presents and its future financial statements, when they become available, (xiv) potential material differences between the terms of SPARC described herein and those ultimately offered to investors or the SEC failing to declare the registration statement in respect of SPARC’s securities effective or the NYSE or Nasdaq listing the securities or either the SEC or the applicable stock exchange imposing conditions that would prevent SPARC from operating in the manner intended and (xv) the impact of the global COVID-19 pandemic on any of the foregoing. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the registration statements for the distribution of UMG shares in connection with the Proposed Transactions and the SPARC rights offering that will be filed with the SEC in respect of the Proposed Transactions. Those filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and PSTH assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. PSTH does not give any assurance that PSTH will achieve its expectations or that the Proposed Transactions will occur at all. The inclusion of any statement in this press release does not constitute an admission by PSTH or any other person that the events or circumstances described in such statement are material.